EXECUTION VERSION

AMENDMENT NO. 1
TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is made as of August 22, 2018 among Advent Claymore Convertible Securities and Income Fund, as borrower (the “Borrower” or “AVK”), Société Générale, New York Branch, as lender (the “Lender”), and Société Générale, as agent (in such capacity, the “Agent”).
WHEREAS, the Borrower, the Lender and the Agent entered into a financing transaction on December 15, 2017 (the “AVK Transaction”), including entry into a Credit Agreement, dated as of December 15, 2017, among the Borrower, the Lender and the Agent (the “Existing AVK Credit Agreement” and, as amended by this Amendment, the “AVK Credit Agreement”);
WHEREAS, Advent Claymore Convertible Securities and Income Fund II (“AGC”), the Lender and the Agent entered into a financing transaction on December 15, 2017 (the “AGC Transaction”), including entry into a Credit Agreement, dated as of December 15, 2017, among AGC, the Lender and the Agent (the “AGC Credit Agreement”);
WHEREAS, Advent/Claymore Enhanced Growth & Income Fund (“LCM”), the Lender and the Agent entered into a financing transaction on February 9, 2018 (the “LCM Transaction”, and together with the AVK Transaction and the AGC Transaction, the “Advent Funds Transactions”), including entry into a Credit Agreement, dated as of February 9, 2018, among LCM, the Lender and the Agent (the “LCM Credit Agreement”, and together with the AVK Credit Agreement and the AGC Credit Agreement, the “Advent Funds Credit Agreements”);
WHEREAS, the board of trustees of each of AVK, AGC and LCM (together, the “Advent Funds”) each approved the merger of AGC and LCM into AVK (the “Merger”);
WHEREAS, the Merger was approved at a joint meeting of shareholders of the Advent Funds held on July 20, 2018;
WHEREAS, upon the effectiveness of the Merger, all the respective property, rights, privileges, powers and franchises of AGC and LCM shall vest in AVK, and all respective debts, liabilities, obligations, restrictions, disabilities and duties of AGC under the AGC Credit Agreement and related transaction documents and all respective debts, liabilities, obligations, restrictions, disabilities and duties of LCM under the LCM Credit Agreement and related transaction documents shall become the debts, liabilities, obligations, restrictions, disabilities and duties of AVK, in each case including, for the avoidance of doubt and without limitation, the AGC Transaction and the LCM Transaction;
WHEREAS, for the convenience of the parties, the parties wish to consolidate the documentation of the Advent Funds Transactions into the existing documentation of the AVK Transaction to reflect the Merger;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
1. INTERPRETATION.  Unless otherwise specifically defined herein, capitalized terms used herein and not defined herein have the meanings set forth in the AVK Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the AVK Credit Agreement shall refer to the Existing AVK Credit Agreement as amended hereby.
2. DEFINITIONS.  From and after the Merger Effective Date (as defined below), the following terms in the Existing AVK Credit Agreement are hereby amended and restated in their entirety as follows:
““Aggregate Facility Amount” means, as of any date, (i) $265,000,000 minus (ii) the principal amount of Fixed Rate Loans paid prior to such date minus (iii) the amount of reductions in the Floating Rate Commitment prior to such date.

“Capital-At-Risk” means the weighted average of the Haircuts of (i) the Eligible Collateral and (ii) the “Eligible Portion” of each “Purchased Security” where the Borrower is the “Seller”, in each case under (and as defined in) the Repurchase Agreement.

“Fixed Rate” means with respect to a Fixed Rate Loan, the rate per annum set forth below based on the term of the applicable Fixed Rate Loan.
Term Rate
3-year 3.48%
5-year 3.89%

“Fixed Rate Total Outstandings” means, at any date, the aggregate outstanding principal amount of Fixed Rate Loans on such date after giving effect to any borrowings and prepayments or repayments of Fixed Rate Loans occurring on such date.  Notwithstanding anything herein to the contrary, on and after the Merger Effective Date, the aggregate principal amount of Fixed Rate Loans outstanding under this agreement shall not exceed $228,000,000, reflecting (i) a maximum outstanding amount of $114,000,000 with respect to the 3-year term Fixed Rate Loan, and (ii) a maximum outstanding amount of $114,000,000 with respect to the 5-year term Fixed Rate Loan.

“Floating Rate Loan Commitment” means the obligation of the Lender to make Floating Rate Loans under this Agreement in an aggregate principal amount at any one time not to exceed $37,000,000.

“Total Eligible Collateral Value” means the sum of (i) the Aggregate Eligible Collateral Value, (ii) the aggregate of the “Eligible Portion” of each “Purchased Security” where the Borrower is the “Seller”, in each case under (and as defined in) the Repurchase Agreement and (iii) the Market Value of all Eligible Loans.”

From and after the Merger Effective Date, the AVK Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:

““Merger Effective Date” means the date upon which the Borrower provides written notice (which notice may be provided via email) to the Agent of the effectiveness of the merger of (i) Advent Claymore Convertible Securities and Income Fund II into the Borrower and (ii) Advent/Claymore Enhanced Growth & Income Fund into the Borrower.”

3. AGC CREDIT AGREEMENT AND LCM CREDIT AGREEMENT.  AVK, the Lender (as lender under each Advent Funds Credit Agreement) and the Agent (as agent under each Advent Funds Credit Agreement) agree that on the Merger Effective Date, all rights and obligations of the parties to the AGC Credit Agreement and the LCM Credit Agreement (including, without limitation, any outstanding Loans (as defined in each such agreement), interest, fees and any other amounts accruing or owing thereunder) shall be merged and consolidated into the AVK Credit Agreement as reflected by this Amendment and shall not represent separate obligations and/or commitments and, for the avoidance of doubt, on and after the Merger Effective Date, the AGC Credit Agreement and the LCM Credit Agreement shall each be terminated in its entirety and of no further force or effect.  As used herein, “Merger Effective Date” means the date upon which AVK provides written notice (which notice may be provided via email) to the Agent of the effectiveness of the Merger.
4. REPRESENTATIONS AND WARRANTIES.  The Borrower hereby represents and warrants to the Agent that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects on the date hereof as though made on and as of the date hereof except to the extent that such representations and warranties relate specifically to another date (in which case, such representations and warranties were true and correct in all material respects as of such date); and (b) no event has or will have occurred and be continuing under the AVK Credit Agreement that constitutes a Default or an Event of Default before or after giving effect hereto.
5. EFFECTIVENESS.  This Amendment shall become effective upon the receipt by the Agent of (a) evidence reasonably satisfactory to the Agent that this Amendment has been executed and delivered by each of the parties hereto and (b) each other document specified in clauses (C), (D), (F) (with respect to the Borrower only), (I) and (K) of Section 3(a)(i) of the AVK Credit Agreement, in each case, in form and substance reasonably satisfactory to the Agent.
6. NO OTHER AMENDMENT.  Except as expressly provided herein, this Amendment shall not operate as an amendment or waiver of any right, power or privilege of AVK or the Agent under the AVK Credit Agreement, as applicable, or of any other term or condition of the AVK Credit Agreement or the related transaction documents, which shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof.
7. COUNTERPARTS.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
8. APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND, as Borrower

By: /s/ Robert White
Name: Robert White
Title: Chief Financial Officer

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH, as Lender

By: /s/ Julien Gimbrere
Name: Julien Gimbrere
Title: MD

SOCIÉTÉ GÉNÉRALE, as Agent

By: /s/ Julien Gimbrere
Name: Julien Gimbrere
Title: MD